FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 31, 2008
MBF Healthcare Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33396	22-3934207

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Alhambra Plaza, Suite 1100, Coral Gables, Florida	33432

(Address of Principal Executive Offices)	(Zip Code)
(305) 461-1162

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	— TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     As previously disclosed, on February 6, 2008, MBF Healthcare Acquisition Corp. (“MBF”), Critical Homecare Solutions Holdings, Inc. (“CHS”) and Kohlberg Investors V, L.P. (the “Seller’s Representative”) entered into a Stock Purchase Agreement, which was subsequently amended on April 22, 2008, July 7, 2008, July 31, 2008, August 29, 2008 and September 10, 2008 (the “Stock Purchase Agreement”), by and among MBF, CHS and the Sellers’ Representative and the other stockholders of CHS (each, together with the Sellers’ Representative, a “Seller” and collectively the “Sellers”). On October 31, 2008, MBF announced that the Stock Purchase Agreement was mutually terminated as of October 31, 2008 by MBF and the Seller’s Representative, in its capacity as the representative of the stockholders of CHS.
     A copy of the press release announcing the termination of the Stock Purchase Agreement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.
Forward Looking Statements
     Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. MBF and CHS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MBFand CHS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ITEM 9.01.	Financial Statements and Exhibits
d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 31, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2008	MBF HEALTHCARE ACQUISITION CORP.
/s/ Miguel B. Fernandez
Miguel B. Fernandez
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 31, 2008

4